Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 19, 2013, in the Registration Statement (Form S-1) and related Prospectus of Intra-Cellular Therapies, Inc. dated September 18, 2013.

/s/ Ernst & Young LLP
McLean, VA
September 18, 2013